[McKee Nelson Letterhead]



                                                                     EXHIBIT 8.1
                                                                     -----------


December 1, 2004

Annaly Mortgage Management, Inc.
1211 Avenue of the Americas
Suite 2902
New York, New York 10036

         Re: Registration Statement on Form S-3 (Filed December 1, 2004)

Ladies and Gentlemen:

         Annaly Mortgage Management, Inc., a Maryland corporation (the "Company"), has requested our opinion concerning certain tax matters in connection with the registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended through the date hereof. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Registration Statement.

         This opinion is based, in part, upon various assumptions and factual representations set forth in the Registration Statement and in a letter delivered to us by the Company today. This opinion is also based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder, and existing administrative and judicial interpretations thereof, all as they exist at the date of this letter. All of the foregoing statutes, regulations, and interpretations are subject to change, in some circumstances with retroactive effect. Any changes to the foregoing authorities might result in modifications of our opinions contained herein.

         In addition, as counsel to the Company, we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction, of such instruments, certificates, records, and other documents that we have deemed appropriate for purposes of rendering our opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission or which we obtained from the Commission's Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") or other sites on the internet, and the authenticity of the originals of such latter documents.


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Annaly Mortgage Management, Inc.
December 1, 2004
Page 2

         Based on the foregoing, we are of the opinion that, commencing with the Company's taxable year ended December 31, 1997, the Company has been and will continue to be organized in conformity with the requirements for qualification and taxation as a real estate investment trust (a "REIT") under the Code and its method of operating has enabled the Company, and its proposed method of operating going forward will enable the Company, to meet the requirements for qualification and taxation as a REIT.

         The Company's qualification as a REIT will depend on the Company's meeting, in its actual operations, the applicable asset composition, source of income, shareholder diversification, distribution and other requirements of the Code and Treasury Regulations necessary for REIT qualification. We will not review these operations and no assurance can be given that the actual operations of the Company and its affiliates will meet these requirements or the representations made to us with respect thereto.

         This opinion is furnished to you for your use in connection with the Registration Statement. We hereby consent to the filing of this opinion as
Exhibit 8 to the Registration Statement and to the use of our name in connection with the material discussed therein under the caption "Federal Income Tax Considerations" in the prospectus or any supplement thereto. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                            Very truly yours,

                                            /s/ McKee Nelson LLP